Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On May 2, 2012, Mattress Firm Holding Corp. (the “Company”) completed the acquisition of all of the equity interests in MGHC Holding Corporation (“Mattress Giant”) for approximately $44 million, subject to customary post-closing purchase price adjustments (the “Acquisition”).  The closing was funded with existing cash reserves and $10 million of borrowings under the revolving portion of the credit agreement among the Company’s directly owned subsidiary, Mattress Holding Corp., certain lenders, and UBS Securities LLC, as sole arranger and bookrunner and a lender (the “2007 Senior Credit Facility”).

The unaudited pro forma condensed combined balance sheet as of May 1, 2012 combines the unaudited historical condensed consolidated balance sheets of the Company and Mattress Giant and gives effect to the Acquisition as if it had been completed on May 1, 2012.  The unaudited pro forma condensed combined statements of operations for the fiscal year ended January 31, 2012 combine the historical consolidated statements of operations of the Company and Mattress Giant for the fiscal years ended January 31, 2012 and December 31, 2011, respectively, and give effect to the Acquisition as if it had been completed on February 2, 2011.  The unaudited pro forma condensed combined statements of operations for the thirteen weeks ended May 1, 2012 combine the historical consolidated statements of operations of the Company and Mattress Giant for the thirteen-week periods ended May 1, 2012 and March 31, 2012, respectively, and give effect to the Acquisition as if it had been completed on February 2, 2011. The historical financial statement information has been adjusted to give pro forma effect to events that are (i) directly attributable to the Acquisition, (ii) factually supportable and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results.  The notes to the unaudited pro forma condensed combined financial statements describe the pro forma amounts and adjustments presented below.

The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the Securities and Exchange Commission (the “SEC”). The pro forma adjustments reflecting the completion of the Acquisition are based upon the acquisition method of accounting in accordance with the provisions of ASC 805, Business Combinations, and upon the assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the preliminary acquisition-date fair values of the identifiable assets acquired and liabilities assumed, including an amount for goodwill, utilizing information currently available.  The final acquisition accounting amounts will be determined after completion of an analysis of the fair value of Mattress Giant’s assets and liabilities, and the preliminary amounts will be adjusted upon completion of the final valuation. Accordingly, the final acquisition accounting adjustments may be materially different from the unaudited pro forma adjustments.  The final valuation is expected to be completed as soon as practicable, but not later than one year after the consummation of the Acquisition.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial condition or results of operations of future periods or the financial condition or results of operation that actually would have been realized had the entities been a single company during the periods presented or the results that the combined company will experience going forward. The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters or any anticipated synergies, operating efficiencies or cost savings that may be associated with the Acquisition. These financial statements also do not include any integration costs, dis-synergies or remaining future transaction costs that the Company may incur related to the Acquisition as part of combining the operations of the two companies.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes in its Annual Report on Form 10-K for the fiscal year ended January 31, 2012 (filed with the SEC on April 20, 2012, as amended on May 30, 2012) and its Quarterly Report on Form 10-Q for the quarterly period ended May 1, 2012 (filed with the SEC on June 8, 2012), as well as the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of such reports.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	May 1, 2012 Mattress Firm Holding Corp. (Historical)	March 31, 2012 MGHC Holding Corporation (Historical)	Pro Forma Adjustments		Pro Forma Combined
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$51,622	$—	$(33,984	)(a)	$17,638
Accounts receivable, net	15,395	2,969	1,354	(b)	19,718
Inventories	46,979	4,787	(141	)(c)	51,625
Deferred income taxes	10,800	—	1,106	(d)	11,906
Prepaid expenses and other current assets	12,918	3,234	—		16,152
Total current assets	137,714	10,990	(31,665)		117,039
Property and equipment, net	104,797	2,854	388	(e)	108,039
Intangible assets, net	85,112	18,862	(13,743	)(f)	90,231
Goodwill	291,141	22,766	18,469	(g)	332,376
Debt issue costs and other, net	9,016	2,266	(1,626	)(h)	9,656
Total assets	$627,780	$57,738	$(28,177)		$657,341

Liabilities and Stockholders' Equity
Current liabilities:
Notes payable and current maturities of long-term debt	$2,415	$449	$(449	)(i)	$2,415
Accounts payable	43,509	16,068	—		59,577
Accrued liabilities	31,898	4,467	102	(j)	36,467
Customer deposits	6,845	1,355	—		8,200
Total current liabilities	84,667	22,339	(347)		106,659
Long-term debt, net of current maturities	225,378	23,616	(13,616	)(k)	235,378
Deferred income taxes	31,564	12,271	(15,218	)(l)	28,617
Other noncurrent liabilities	51,667	5,111	(4,595	)(m)	52,183
Total liabilities	393,276	63,337	(33,776)		422,837
Stockholders’ equity:
Common stock	338	2	(2	)(n)	338
Additional paid-in capital	362,226	189,492	(189,492	)(o)	362,226
Accumulated deficit	(128,060)	(195,093)	195,093	(p)	(128,060)
Total stockholders’ equity	234,504	(5,599)	5,599		234,504
Total liabilities and stockholders’ equity	$627,780	$57,738	$(28,177)		$657,341

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Fiscal Year Ended January 31, 2012 Mattress Firm Holding Corp. Historical	Fiscal Year Ended December 31, 2011 MGHC Holding Corporation Historical	Pro Forma Adjustments		Pro Forma Combined
	(in thousands)

Net sales	$703,910	$128,155	$23,762	(q)	$855,827
Cost of sales	428,018	93,405	18,245	(r)	539,668
Gross profit from retail operations	275,892	34,750	5,517		316,159
Franchise fees and royalty income	4,697	—	—		4,697
	280,589	34,750	5,517		320,856
Sales and marketing expenses	167,605	27,683	5,215	(q)	200,503
General and administrative expenses	51,684	12,627	1,005	(s)	65,316
Intangible asset impairment charge	—	19,049	(19,049	)(t)	—
Loss on store closings and impairment of store assets	759	546	56	(q)	1,361
Total operating expenses	220,048	59,905	(12,773)		267,180
Income (loss) from operations	60,541	(25,155)	18,290		53,676
Interest income	(9)	—	—		(9)
Interest expense	29,310	365	(240	)(u)	29,435
Loss from debt extinguishment	5,704	—	—		5,704
Miscellaneous income, net	—	(95)	(105	)(q)	(200)
	35,005	270	(345)		34,930
Income (loss) before income taxes	25,536	(25,425)	18,635		18,746
Income tax benefit	(8,815)	(6,717)	7,230	(v)	(8,302)
Net income (loss)	$34,351	$(18,708)	$11,405		$27,048

Basic income from continuing operations per common share	$1.40				$1.10
Diluted income from continuing operations per common share	$1.40				$1.10

Basic weighted average shares outstanding	24,586,274				24,586,274
Diluted weighted average shares outstanding	24,586,274				24,586,274

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Thirteen Weeks Ended May 1, 2012 Mattress Firm Holding Corp. (Historical)	Thirteen Weeks Ended March 31, 2012 MGHC Holding Corporation (Historical)	Pro Forma Adjustments		Pro Forma Combined
	(in thousands)

Net sales	$209,814	$31,825	$—		$241,639
Cost of sales	127,272	22,791	45	(w)	150,108
Gross profit from retail operations	82,542	9,034	(45)		91,531
Franchise fees and royalty income	1,205	—	—		1,205
	83,747	9,034	(45)		92,736
Sales and marketing expenses	49,128	6,655	—		55,783
General and administrative expenses	16,630	2,911	(1,110	)(x)	18,431
Loss on store closings and impairment of store assets	17	—	—		17
Total operating expenses	65,775	9,566	(1,110)		74,231
Income (loss) from operations	17,972	(532)	1,065		18,505
Interest income	(1)	(1)	—		(2)
Interest expense	2,075	97	(97	)(y)	2,075
Miscellaneous income, net	—	(182)	—		(182)
	2,074	(86)	(97)		1,891
Income (loss) before income taxes	15,898	(446)	1,162		16,614
Income tax expense	6,162	33	451	(v)	6,646
Net income (loss)	$9,736	$(479)	$711		$9,968

Basic income from continuing operations per common share	$0.29				$0.30
Diluted income from continuing operations per common share	$0.29				$0.29

Basic weighted average shares outstanding	33,768,828				33,768,828
Diluted weighted average shares outstanding	33,925,923				33,925,923

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1: Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet combines the historical condensed consolidated balance sheet of the Company as of May 1, 2012 and the historical condensed consolidated balance sheet of Mattress Giant as of March 31, 2012, and gives effect to the Acquisition as if it has been completed on May 1, 2012.  The unaudited pro forma condensed combined statement of operations for the fiscal year ended January 31, 2012 combines the historical consolidated statement of operations of the Company and Mattress Giant for their respective fiscal years ended January 31, 2012 and December 31, 2011. The unaudited pro forma condensed combined statement of operations for the thirteen weeks ended May 1, 2012 combines the historical consolidated statement of operations of the Company and Mattress Giant for their respective thirteen weeks ended May 1, 2012 and March 31, 2012. The unaudited pro forma condensed combined statements of operations give effect to the Acquisition as if it had been completed on February 2, 2011.

The unaudited pro forma condensed combined financial statements include (1) adjustments to reflect the purchase transaction, including the reduction of Mattress Giant debt in the amount of $24.1 million, and (2) estimates to adjust assets and liabilities of Mattress Giant to their respective fair values based on information available at this time. These preliminary estimates may vary from the estimates in the final accounting for the Acquisition as additional information becomes available, which may result in a change in the amount of goodwill recognized.  Valuations to determine the fair value of assets acquired and liabilities assumed have not been completed and, accordingly, the adjustments reflected in the pro forma condensed combined financial statements are preliminary and subject to further revisions.  Any such revisions may be material.

The following table summarizes the estimated acquisition-date fair value of the identifiable assets acquired and liabilities assumed including an amount for recognized goodwill (in thousands):

Purchase price		$43,984

Less: Recognized fair value of identifiable assets acquired and liabilities assumed:

Accounts receivable	$4,323
Inventories	4,646
Prepaid expenses and other current assets	3,234
Property, plant and equipment	3,242
Intangible assets	5,119
Deferred tax asset	4,053
Lease security deposits	640
Bank overdraft	(2,482)
Accounts payable	(13,586)
Accrued liabilities	(4,569)
Customer deposits	(1,355)
Other noncurrent liabilities	(516)
		2,749
Goodwill		$41,235

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (continued)

Note 2: Pro Forma Adjustments (in thousands)

Adjustments to Balance Sheet

(a)         Represents the purchase consideration paid for Mattress Giant.

(b)         Reclassification of Mattress Giant credit card holdbacks from long-term assets to accounts receivable.

(c)          Represents the adjustment of Mattress Giant inventory to fair value of $4,646.

(d)         Represents the current deferred tax asset effects  related to the Mattress Giant fair value adjustments.

(e)          Represents the adjustment of Mattress Giant property and equipment to fair value of $3,242.

(f)           Represents the adjustment of Mattress Giant intangible assets to fair value. Fair value consists of $5,119 for the Mattress Giant trade name.

(g)          Represents the following adjustments to goodwill:

Elimination of historical Mattress Giant goodwill	$(22,766)
Estimated goodwill related to the acquisition of Mattress Giant	41,235
Adjustment to goodwill	$18,469

(h)         Represents the reclassification of Mattress Giant credit card holdbacks from long-term assets to accounts receivable and the elimination of debt issue costs related to Mattress Giant debt paid at closing.

(i)             Represents historical Mattress Giant current maturities of long-term debt paid at closing.

(j)            Represents the accrued Mattress Giant transaction bonuses.

(k)         Represents the following adjustments to long-term debt, net of current maturities:

Historical Mattress Giant long-term debt paid at closing	$(23,616)
Purchase consideration for Mattress Giant funded with revolving borrowings	10,000
Adjustment to long-term debt, net of current maturities	$(13,616)

(l)             Represents the following adjustments to long-term deferred income tax liability:

Elimination of historical Mattress Giant deferred income tax liability	$(12,271)
Represents the noncurrent deferred tax effects related to the Mattress Giant fair value adjustments	(2,947)
Adjustment to deferred income taxes	$(15,218)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (continued)

(m)   Represents the elimination of other non-current liabilities for Mattress Giant. Remaining balance relates to the $516 fair value of the unfavorable leasehold positions.

(n)         Represents the elimination of Mattress Giant historical common stock.

(o)         Represents the elimination of Mattress Giant historical additional paid-in capital.

(p)         Represents the elimination of Mattress Giant historical accumulated deficit.

Adjustments to Statements of Operations

(q)         Represents activity re-classified from Mattress Giant discontinued operations to continuing operations for three markets consisting of 55 Mattress Giant stores acquired by the Company in November 2011.

(r)            Represents the following adjustments to cost of sales:

Reclassification from discontinued to continuing operations (see note q)	$18,064
Depreciation expense due to increase in fair value of property and equipment	181
Adjustment to cost of sales	$18,245

(s)           Represents the following adjustments to general and administrative expenses:

Reclassification from discontinued to continuing operations (see note q)	$731
Depreciation expense due to increase in fair value of property and equipment	18
Amortization expense related to Mattress Giant trade name	256
Adjustment to general and administrative expenses	$1,005

(t)            Represents the elimination of historical Mattress Giant intangible asset impairment charge.

(u)         Represents the following adjustments to interest expense:

Elimination of Mattress Giant interest expense on debt paid at closing	$(365)
Interest on purchase consideration funded with revolving borrowings	125
Adjustment to interest expense	$(240)

(v)         Reflects normalized federal and state effective tax rate of 38.8%.

(w)       Represents depreciation expense due to increase in fair value of property and equipment related to cost of sales.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (continued)

(x)         Represents the following adjustments to general and administrative expenses:

Eliminate direct transaction costs of the acquisition	$(1,179)
Depreciation expense due to increase in fair value of property and equipment	5
Amortization expense related to Mattress Giant trade name	64
Adjustment to general and administrative expenses	$(1,110)

(y)         Elimination of Mattress Giant interest expense on debt paid at closing.